EXHIBIT 21
MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2025)

Name	Percentage Ownership
The SLN Group, Inc.	100
Matthews Automation Solutions, LLC	100
Matthews Integration and Automation	100
Matthews Marking Solutions, LLC	100
The Dodge Company, Inc.	100
The Dodge Chemical Company (Canada) Limited	100
Saueressig North America, Inc.	100
EBF Enterprises, Inc.	100
Kenuohua Matthews Electronic (Beijing) Company, Ltd.	80
Kenuohua Matthews Marking Products (Tianjin) Co., Ltd.	100
Matthews Canada Ltd.	100
Matthews Industries, Inc.	100
Matthews Bronze Pty. Ltd.	100
C. Morello (Australia) Pty Ltd.	100
Matthews International S.p.A.	100
Immobiliare Matthews International S.R.L.	100
Caggiati Espana S.A.	100
Matthews International Sarl	100
Gem Matthews International s.r.l.	95
Rottenecker-Caggiati GmbH	82
Matthews Marking Systems Sweden AB	100
R+S Automotive GmbH	100
Matthews Industrial Technologies Malaysia Sdn. Bhd.	100
Matthews Marking Systems Germany GmbH	100
Innovative Branding Technology Solutions, LLC	100
The York Group, Inc.	100
York Agency, Inc.	100
Milso Industries Corporation	100
New Liberty Casket Company LLC	100
York Casket Development Company, Inc.	100
Matthews Aurora, LLC	100
Aurora Casket Company, LLC	100
Aurora Casket de Mexico S. de R.L. de C.V.	100
Aurora St. Laurent, Inc.	100
Matthews Gibraltar Mausoleum & Construction Company	100
MATW LLC	100
MATW Worldwide Holdings Inc.	100
MATW Holdings Inc.	100
Seven Worldwide (UK) Limited	100
MATW North America Holding LLC	100
MATW UK Holding LLP	100

Name	Percentage Ownership
Schawk Wace Group	100
Matthews International Corporation Costa Rica S.R.L.	100
Matthews Holding Germany LLP & Co. KG	100
Matthews Singapore Holding Pte. Ltd.	100
The InTouch Group Limited	100
MATW Holding LLC	100
Matthews Corporation Holding Company (UK) Limited	100
Furnace Construction Cremators Limited	100
Desgrippes Gobe Group (Yuan Hosea)	100
SGK Netherlands B.V.	100
Matthews Brand Solutions, S. de R.L. de CV	100
Saueressig Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100
Matthews International Brasil Servicos de Marketing e Branding Ltda.	100
Matthews Europe GmbH	100
Selaflex GmbH	100
PT. Saueressig Engraving Indonesia	100
Matthews International GmbH	100
Saueressig Vreden GMBH & Co KG.	100
B. Heynck GmbH	100
Matthews Verwaltungs GmbH	100
Ungricht GmbH + Co KG	100
Saueressig Polska Sp. z.o.o.	67
Saueressig 000	100
Wetzel GmbH	100
Saueressig Polska Sp. z.o.o.	33
Olbrich GmbH	100
Matthews Marking System management GmbH	100
Unterstützungskasse der Firma R+S Automotive GmbH	100
R+S Automotive CZ s.r.i.	100
Polytype Converting AG	100
Olbrich Machinery Trading (jiangyin) Co. Ltd.	100
Unterstützungskasse der Herbert Olbrich GmbH & Co. KG GmbH	100